Exhibit 99.2
K C   D i s t a n c e   L e a r n i n g ,   I n c .
Unaudited Financial Statements
For the Six Months Ended July 3, 2010 and July 4, 2009

KC Distance Learning, Inc.
Unaudited Financial Statements

KC Distance Learning, Inc.
Unaudited Balance Sheet
as of July 3, 2010
(In thousands, except per share amount)

ASSETS
Current assets:
Cash	$1,112
Accounts receivable, net of allowance for doubtful accounts	7,283
Related party receivable	112
Deferred income taxes	263
Prepaid expenses and other current assets	2,557
Total current assets	11,327
Property and equipment, net	10,663
Goodwill	5,637
Capitalized curriculum, net	1,384
Other intangible assets, net	1,401
Deferred income taxes	2,993
Other assets	68

Total assets	$33,473

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accounts payable	$641
Related party payables	15,042
Current debt to related party	3,300
Deferred revenue	4,262
Accrued property and other taxes	75
Accrued compensation and related expenses	8
Other accrued liabilities	223
Current portion of related party capital lease obligation	525

Total current liabilities	24,076
Related party capital lease obligation	655
Other long-term liabilities	72

Total liabilities	24,803

Shareholder’s equity:
Common stock, 10,000 shares authorized; $0.01 par value; 1,000 issued and outstanding	10
Additional paid-in capital	12,975
Accumulated deficit	(4,315)

Total shareholder’s equity	8,670

Total liabilities and shareholder’s equity	$33,473

See accompanying notes to unaudited financial statements

KC Distance Learning, Inc.
Unaudited Statements of Operations
(In thousands)

	For the Six Months Ended
	July 3, 2010	July 4, 2009
Revenue, net	$16,408	$14,594
Cost of revenue	5,586	4,574

Gross margin	10,822	10,020

Operating expenses:
General and administrative	11,587	10,280
Depreciation	1,672	1,866
Amortization	200	308

Total operating expenses	13,459	12,454

Loss from operations	(2,637)	(2,434)
Interest expense, net	439	351

Loss before income taxes	(3,076)	(2,785)
Income tax benefit	(1,152)	(1,103)

Net loss	$(1,924)	$(1,682)

See accompanying notes to unaudited financial statements

KC Distance Learning, Inc.
Unaudited Statement of Shareholder’s Equity
(In thousands)

	Common Stock			Additional	Total
	Number of		Paid-In	Accumulated	Shareholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance at January 2, 2010	1,000	$10	$12,975	$(2,391)	$10,594
Net loss	—	—	—	(1,924)	(1,924)

Balance at July 3, 2010	1,000	$10	$12,975	$(4,315)	$8,670

See accompanying notes to unaudited financial statements

KC Distance Learning, Inc.
Unaudited
Statements of Cash Flows
(In thousands)

	For the Six Months Ended
	July 3, 2010	July 4, 2009
Operating activities:
Net loss	$(1,924)	$(1,682)
Adjustments to reconcile net loss to cash
provided by operating activities:
Depreciation	1,672	1,866
Amortization	688	308
Change in deferred taxes	(1)	(1)
Changes in operating assets and liabilities:
Accounts receivable	2,402	(250)
Prepaid expenses and other current assets	(871)	(906)
Other assets	83	(29)
Accounts payable	623	(2)
Accrued expenses and other liabilities	856	(809)
Related party receivable and payables	229	2,906

Cash provided by operating activities	3,757	1,401

Investing activities:
Purchases of property and equipment	(754)	(1,137)
Purchases of curriculum development	(1,523)	—

Cash used in investing activities	(2,277)	(1,137)

Financing activities:
Payments on related party capital leases	(422)	—

Cash used in financing activities	(422)	—

Net change in cash	1,058	264
Cash at the beginning of period	54	421

Cash at the end of period	$1,112	$685

Supplemental cash flow information
Cash paid for related party interest	$395	$394
Cash paid for income taxes	10	10
Cash refund from income taxes	(1)	—
Non-cash investing activities:
Change in related party payable for capitalized curriculum	$1,495	—
See accompanying notes to unaudited financial statements

KC Distance Learning, Inc.
Notes to Unaudited Financial Statements
1.	GENERAL

KC Distance Learning Inc (“KCDL”) is a wholly-owned subsidiary of KCDL Holdings LLC as of July 3, 2010 and was a wholly-owned subsidiary of Knowledge Universe Education, L.P. (“KUELP”) as of July 4, 2009. KCDL is a provider of distance learning programs for middle school and high school students including core, foreign language, honors and advanced placement courses.

KCDL provides accredited online education directly to families through The Keystone School, an online school for middle school and high school students. KCDL provides solutions directly to schools through Aventa Learning, including credit recovery, individual courses designed to augment existing school curriculum and complete virtual school solutions. KCDL also offers iQ Academies, statewide online schools operated in partnership with public school districts or charter school management organizations to serve the education needs of grade, middle and high school students. iQ Academies are public schools that are tuition-free for in-state residents.
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — KCDL utilizes a financial reporting schedule comprised of 13-week quarters. The six month period discussed below is comprised of 26 weeks. KCDL’s fiscal year ends on the Saturday closest to December 31.

The financial statements reflect all adjustments, which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods. The unaudited financial statements should be read in conjunction with the audited financial statements and notes thereto for the fiscal year ended January 2, 2010.

Use of Estimates — KCDL’s financial statements are presented in conformity with accounting principles generally accepted in the United States of America. The preparation thereof requires management to make estimates and judgments that affect the reported amounts of assets and liabilities and the disclosure of contingencies at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Estimates have been prepared based on the most current and best available information and actual results could differ from those estimates. The most significant estimates underlying the financial statements include the period over which revenue is recognized, the allowance for doubtful accounts, the valuation and any resulting impairments for long-lived assets, other intangible assets and goodwill and the need for valuation allowances against deferred tax assets.

Concentration of Credit Risk — Financial instruments that subject KCDL to credit risk consist primarily of cash and trade receivables. Cash accounts are placed with high credit quality financial institutions. Concentration of credit risk with respect to trade receivables is generally diversified due to the large customer base. KCDL performs ongoing credit evaluations of its customers and maintains an allowance for doubtful accounts. Two customers represented 41% of gross accounts receivable as of July 3, 2010.

Accounts Receivable — Accounts receivable are comprised primarily of amounts due from students and schools for tuition and related services, presented at estimated net realizable value. KCDL uses estimates in determining the ability to collect accounts receivable and must rely on its evaluation of historical experience, specific customer issues and current economic trends to arrive at appropriate reserves. Material differences may result in the amount and timing of bad debt expense if actual experience differs significantly from the estimates. The allowance for doubtful accounts was $0.5 million as of July 3, 2010.
Capitalized Curriculum — In conjunction with a related party, KU Online Services, Inc. (“KUOS”), a subsidiary of KUELP, KCDL develops curriculum that is primarily provided as web content and accessed via the Internet, textbooks and other offline materials. KCDL capitalizes curriculum when it is purchased under perpetual license agreements from KUOS and is available for general release to KCDL’s customers. Curriculum is amortized over its estimated useful life, which is generally five years. The capitalized curriculum asset was $1.9 million and accumulated amortization was $0.5 million as of July 3, 2010. Amortization expense related to capitalized curriculum assets reflected in cost of revenue was $0.2 million for the six months ended July 3, 2010. There was no amortization expense related to capitalized curriculum assets reflected in cost of revenue for the six months ended July 4, 2009.
Fair Value Measurements — Fair value guidance defines fair value as the exchange price that would be received to sell an asset or paid to transfer a liability, in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Fair value guidance also establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three levels are described as follows:
•	Level 1: Inputs based on quoted market prices for identical assets or liabilities in active markets at the measurement date.

•	Level 2: Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active or other inputs that are observable or can be corroborated by observable market data.

•	Level 3: Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. The inputs are unobservable in the market and significant to the instruments’ valuation.
The carrying values reflected on KCDL’s balance sheet for cash, receivables, accounts payable and related party balances approximate fair values. It is not practicable to estimate fair value of KCDL’s debt due to its related party nature.
Recent Accounting Pronouncement — In October 2009, the Financial Accounting Standards Board (“FASB”) issued ASU 2009-13, Multiple-Deliverable Arrangements, a consensus of the FASB Emerging Issues Task Force (ASC Topic 605) that addresses how to separate deliverables and how to measure and allocate arrangement consideration. This guidance requires vendors to develop the best estimate of selling price for each deliverable and to allocate arrangement consideration using this selling price. The guidance is effective prospectively for revenue arrangements entered into or materially modified in annual periods beginning after June 15, 2010. KCDL is currently evaluating the requirements of ASU 2009-13 and has not yet determined the impact on its fiscal year 2011 financial statements.

3.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net, as of July 3, 2010, included the following (in thousands):

Property and equipment	$18,563
Accumulated depreciation	(7,900)

Property and equipment, net	$10,663

Depreciation expense of $1.7 million and $1.9 million were recorded for the six months ended July 3, 2010 and July 4, 2009, respectively. Amortization expense related to capital lease assets reflected in cost of revenue was $0.3 million for the six months ended July 3, 2010. There was no amortization expense related to capital lease assets reflected in cost of revenue for the six months ended July 4, 2009.
4.	GOODWILL AND OTHER INTANGIBLE ASSETS, NET

The carrying amount of goodwill was $5.6 million as of July 3, 2010, and there were no changes during the six months ended July 3, 2010.

The gross carrying amount and accumulated amortization of other intangible assets, as of July 3, 2010, was as follows (in thousands):

	Amortization
	Period
Amortizable intangible assets:
Customer lists	2 to 7 years	$3,795
Acquired proprietary curricular	5 years	2,010
Covenants not-to-compete	3 to 8 years	50

Gross carrying amount		5,855
Accumulated amortization		(5,254)

Net intangible assets subject to amortization		601
Intangible assets not subject to amortization:
Trade names and trademarks		800

Total intangible assets, net		$1,401

Amortization expense for other intangible assets was $0.2 million and $0.3 million for the six months ended July 3, 2010 and July 4, 2009, respectively. The amortization expense may change in future periods as intangible assets are acquired, existing intangibles are disposed of, estimated useful lives change or impairments are recognized.
5.	CURRENT DEBT

KCDL has a $3.3 million unsecured Promissory Note (the “Note”) with KUELP, dated March 3, 2008. The Note bears interest at an annual rate of 12%, payable on March 3 of each year. The Note is due and payable in full on March 2, 2011.

6.	RELATED PARTY TRANSACTIONS

The tables below detail KCDL’s balances and transactions with related parties (in thousands):

As of
July 3, 2010
Net amount due from KUOS	$112

Net amounts due to related parties:
Knowledge Learning Corporation (“KLC”)	$13,210
KUELP	3,437
Knowledge Schools, Inc. (“KSI”)	1,600
Knowledge Universe Pte. Ltd. (“KUPL”)	95

$18,342

Capital leases with KUOS	$1,180

	For the Six Months Ended
	July 3, 2010	July 4, 2009
Purchases included in property and equipment:
KUE Digital	$17	$535
KUOS	8	—

	$25	$535

Purchases included in curriculum
KUOS	$20	$—

Revenue from related party:
KUOS development revenue	$456	$1,760

Expenses to related parties:
KLC administrative services	$521	$467
KUPL IT service expense	504	180
KUE interest expense	197	197
KLC interest expense	194	150
KUOS interest expense	48	—
KSI interest expense	—	3

	$1,464	$997

7.	COMMITMENTS AND CONTINGENCIES

KCDL is subject to claims and litigation arising in the ordinary course of business. KCDL believes that none of the claims or litigation of which it is aware will materially affect its financial statements, although assurance cannot be given with respect to the ultimate outcome of any such actions.

8.	SUBSEQUENT EVENTS

On July 26, 2010, K12 Inc., the nation’s largest provider of proprietary curriculum and online school programs for students in kindergarten through high school, announced the acquisition of KCDL. KCDL had no other subsequent events to report as evaluated through October 7, 2010, the date the financial statements were available to be issued.